                                   EXHIBIT 13
                     SCHEDULE OF COMPUTATION OF PERFORMANCE
                                   FLEX EXTRA


FLEX EXTRA                       EXHIBIT 13

           SCHEDULE OF COMPUTATION OF PERFORMANCE


The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.         Standardized Average Annual Total Return

           Assuming experience from the Equity Division, on a Single Purchase Payment Contract $ 1,000 Purchase Payment on 12/31/95

           A $30 Annual Administrative Fee was charged on each contract anniversary. For this calculation, it is prorated among divisions, with 33% allocated to the Equity Division.

           The Deferred Sales Load for a Single Purchase Payment Contract on 12/31/1995 would have been 4%. The 10% free corridor was also applicable.


           Dates                        Accumulation Unit Values
           12/31/1995                                 2.45170806
           12/31/1996                                 2.91092748

           The Standardized Average Annual Total Return for the period 12/31/95-
           12/31/96:                                                    13.50%

                 Accumulated Value on 12/31/1996
                   ((1000/2.45170806) x 2.91092748) - (.33 x 30)     $1,177.41
                 Ending Redeemable Value on 12/31/1996
                   1177.41 - (.9 x .04 x 1177.41)                    $1,135.02
                 Standardized Average Annual Total Return,
                  12/31/95 - 12/31/96
                   ( ( 1135.02 / 1000 )- 1 ) x 100                      13.50%

2.         Percentage Change in Accumulation Unit Values

           Assuming experience from the Blend Division

           Unit Value              12/31/1995            2.24841768
           Unit Value              12/31/1996            2.52954369

           Percentage Change in Unit Values for 1996:                   12.50%

                 (2.52954369-2.24841768 ) /2.24841768  x 100

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

3.         Annualized Accumulation Unit Value(AUV) Return

           For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

           For periods greater than one year, the annualized AUV return is an average annual change in accumulation unit values, based on the percentage change.

           Assuming experience from the Blend Division

           Unit Value            12/31/93               1.82609139
           Unit Value            12/31/96               2.52954369

           Percentage Change in Unit Values for the 3 year period ending
            12/31/95                                                                                   38.52%
                       (2.52954369 - 1.82609139)/1.82609139 x 100

           Annualized AUV Return for the 3 year period ending 12/31/96                                 11.47%
                       ((1.3852 [SYMBOL APPEARS HERE] (1/3)) - 1) x 100
                       The symbol [SYMBOL APPEARS HERE] is being used to denote exponentiation.

4.         Non-Standardized Average Annual Total Return

           Assuming experience from the Managed Bond Division

           Single Purchase Payment                 12/31/86                      $50,000
           Accumulated Value                       12/31/96                      $97,582

           Average Annual Total Return                                                                 6.92%

           ( (97582 / 50,000) [SYMBOL APPEARS HERE] (1/10) - 1 ) x 100
           The symbol [SYMBOL APPEARS HERE] is being used to denote exponentiation.

5.         One Year Total Return

           Assuming experience from the Money Market Division

           Single Purchase Payment                 12/31/86                      $50,000

           Accumulated Value                       12/31/95                      $74,095
           Accumulated Value                       12/31/96                      $76,800

           One Year Total Return                                                                       3.65%

                             ((76,800-74,095) / 74,095 ) x 100

6.         7-day Money Market Yield and Effective Yield, Separate Account 1

           Assuming experience from the Money Market Division
           For the period ending 12/31/96

                    Unit Value                     12/24/96                      1.52097506
                    Unit Value                     12/26/96                      1.52097819
                    Unit Value                     12/31/96                      1.52173653

           To get the change in value from 12/24/96 to 12/26/96, take 100% of the change from 12/24/96 to 12/26/96:
                    ((1.52097819/1.52097506)-1)                                  0.000002
           Change in value from 12/26/96 to 12/31/96:
                    (1.52173653/1.52097819)-1                                    0.000499
           Combine to get change in value from 12/24/96 to 12/31/96:
                    (0.000002+0.000499)                                          0.000501

           Yield:                                  .000501 x (366/7) x 100  =                                    2.62%
           Effective Yield:                        ((1.000501) /[SYMBOL APPEARS HERE] (366/7) -1 )x100 =          2.65%
                                                   The symbol /[SYMBOL APPEARS HERE] is being used to
                                                   denote exponentiation.

                                      34